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                                                                       Exhibit 1

                             Resource America, Inc.
                     _______________ shares of Common Stock


                             UNDERWRITING AGREEMENT


November __, 1996


                             UNDERWRITING AGREEMENT


                                                               November   , 1996

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

     Resource America, Inc., a Delaware corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of ____________ additional shares of Common Stock to cover over-allotments, if any. The __________ shares of Common Stock (the "Initial Shares") to be purchased by the Underwriters and all or any part of the ________ shares of Common Stock subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares."

     The Company understands that the Underwriters propose to offer publicly the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_____) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the

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Closing Time (as defined below), the term "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     The Company and the Underwriters agree as follows:

     1. SALE AND PURCHASE: (a) INITIAL SHARES. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share of $_____, that number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

     (b) OPTION SHARES. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to ______ Option Shares at the purchase price per share set forth in paragraph (a) above, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option

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is exercised as to all or any portion of the Option Shares, each of the
Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

     2. PAYMENT AND DELIVERY: (a) INITIAL SHARES. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. (New York City time)) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time.

     (b) OPTION SHARES. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Underwriters that:

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           (a) each of the Registration Statement and any Rule 462(b)
     Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

           (b) the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing through the Representative by or on behalf of any Underwriter to the Company expressly for use in the Registration Statement or the Prospectus;

           (c) the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

           (d) the Company had at the date indicated the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company is duly incorporated and validly existing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement; and all of the issued shares of capital stock of each subsidiary of the Company (collectively, the "Subsidiaries") have been duly and validly authorized and

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     issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

           (e) the unissued shares of Common Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable;

           (f) each Subsidiary has been duly incorporated or established and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; the Company and each Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; the Company and each of its Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

           (g) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its certificate of incorporation or charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for such breaches or defaults which would not have a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate of incorporation or charter or by-laws of the Company or any of its Subsidiaries or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) for such breaches or defaults which would not have a material adverse effect on the business, properties, prospects, results of operations

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     or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

           (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions of
     Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

           (i) the Shares conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

           (j) except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act;

           (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares as contemplated hereby other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market System and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

           (l) Grant Thorton LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;

           (m) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its respective business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the

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     aggregate, have a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

           (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

           (o) there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

           (p) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flow of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto);

           (q) subsequent to the effective date of the Registration Statement and the date of the Prospectus or the date of the latest audited financial statements included in the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) any transaction, other than in the ordinary course of business, which is material to the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, contemplated or

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     entered into by the Company or any of its Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, other than in the ordinary course of business, which is material to the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

           (r) the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

           (s) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described;

           (t) the Company 1. makes and keeps accurate books and records and 2. maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

           (u) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the properties now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, alone or in the aggregate with all such violations and remedial actions, a material adverse effect on the business, properties, prospects, results of operations

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

     or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, alone or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

           (v) the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom;

           (w) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

           (x) other than the holders of the Warrants issued to PICO (as defined in the Prospectus) (the "Warrants"), copies of which have been filed as exhibits to the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act ("Registration Rights") and each Warrant holder has waived its Registration Rights in connection with the sale of the Shares as herein contemplated; and

           (y) any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

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     4.  CERTAIN COVENANTS OF THE COMPANY:  The Company hereby agrees with each
Underwriter:

           (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

           (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

           (c) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

           (d) to advise the Representative promptly, confirming such advice in writing, of (i) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the

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

     Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

           (e) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) copies of all annual, quarterly and current reports supplied to holders of shares of Common Stock, (ii) copies of all reports filed by the Company with the Commission and (iii) such other information as the Underwriters may reasonably request regarding the Company or its Subsidiaries;

           (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

           (g) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

           (h) to pay all expenses, fees and taxes (other than any transfer taxes and the fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and clauses (iii) and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the word processing and/or printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees

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

     and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market and (viii) the performance of the Company's other obligations hereunder;

           (i) to furnish to the Underwriters, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed with the Commission pursuant to
     Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (j) to make generally available to its security holders as soon as practicable after the effective date of the Registration Statement an earning statement (in form, at the option of the Company, complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement;

           (k) prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Securities Act Regulations, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representative a signed copy of each report on Form SR filed by it with the Commission;

           (l) to apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus;

           (m) to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market; and

           (n) to refrain during a period of 120 days from the date of the Prospectus, without the prior written consent of the Representative, from
     (i) offering, pledging, selling, contracting to sell, selling any option, warrant or contract to purchase, purchasing any option, warrant or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common

     Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or
     (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company also agrees to cause each officer and director of the Company (including Edward E. Cohen) and PICO (as defined in the prospectus) to furnish to the Representative on or prior to the date hereof a letter or letters, in form and substance satisfactory to counsel for the Representative, pursuant to which each such person or entity shall agree to abide by the aforementioned restrictions, unless they have received prior written consent from the Representative, for a period of: in the case of (i) the Company's officers and directors ___ days from the date of the Prospectus (ii) Edward E. Cohen ___ days from the date of the Prospectus and (iii) PICO the earlier of (a) one year from the date hereof or (b) six months after the date of the exercise of its warrants. The foregoing sentence shall not apply to
     (A) the Shares to be sold hereunder or (B) any shares of Common Stock issued by the Company upon the exercise of an option or Warrant outstanding on the date hereof and referred to in the Prospectus.

     5. REIMBURSEMENT OF THE UNDERWRITERS' EXPENSES: If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses relating to the transactions contemplated hereby, including the fees and disbursements of their counsel.

     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS: The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time and on each Date of Delivery, the performance by the Company of its obligations hereunder and to the following conditions:

           (a) the Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of the Ledgewood Law Firm P.C., counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Simpson Thacher & Bartlett, counsel for the Underwriters, stating that:

                 (i) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified or licensed to do business and are in good standing as foreign corporations in each jurisdiction in which the conduct of their respective businesses requires such qualification;

                 (ii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (iii) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered pursuant hereto) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                 (iv) the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus and have been duly authorized by the Company and are validly issued, fully paid and nonassessable;

                 (v) the statements under the captions "Business -- Regulation" and "Description of Capital Stock" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                 (vi) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                 (vii) the Registration Statement has become effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

              (viii) the issue and sale of the Shares by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (A) any provisions of the certificate of incorporation, charter or by-laws of the Company or any of its Subsidiaries, (B) any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the case of clause (B) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

                 (ix) there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                 (x) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                 (xi) the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

                 (xii) the sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or by-laws of the Company, under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or otherwise;

              (xiii) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the Nasdaq National Market;

                 (xiv) other than the holders of the Warrants, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and

                 (xv) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

           In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (iv) and (v) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that either the Registration

     Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

           (b) The Representative shall have received from Grant Thorton LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, and addressed to the Representative as representative of the Underwriters in the forms heretofore approved by the Underwriters.

           (c) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated the Closing Time or such Date of Delivery, in form and substance satisfactory to the Underwriters.

           (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

           (e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; and (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           (f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material adverse change in the business, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall have occurred or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

           (g) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of Mr. Edward E. Cohen, Chairman of the Board of Directors, Chief Executive Officer, President and Director and Ms. Nancy J. McGurk, Vice President Finance, to the effect that, to each of such officer's best knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (e) and paragraph (f) have been met and are true and correct as of such date.

           (h) At the Closing Time, the Shares shall have been approved for inclusion in the Nasdaq National Market.

           (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

           (j) The Representative shall have received evidence reasonably satisfactory to it that (i) the holders of the Warrants shall have waived the Registration Rights granted to them thereunder in connection with the offering of the Shares and (ii) the officers and directors of the Company (including Edward E. Cohen) and PICO (as defined in the Prospectus) shall have agreed to refrain during certain periods (as described below), without the prior written consent of the Representative, from (A) offering, pledging, selling, contracting to sell, selling any option, warrant or contract to purchase, purchasing any option, warrant or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or requesting that the Company file a registration statement under the Securities Act with respect to any of the foregoing or
     (B) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The aforementioned restrictions shall apply to the officers and directors of the Company for a period of ___ days from the date of the Prospectus; to Edward E. Cohen for a period of ___ days from the date of the Prospectus; and to PICO (as defined in the Prospectus) for a period ending on the earlier of (i) one year from the date hereof or (ii) six months after the date of the exercise of its Warrants.

           (k) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus or any amendment or supplement thereto as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

           (l) The Company shall have performed such obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

     7. TERMINATION: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, if trading in securities on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representative, to make it impracticable to market the Shares.

     If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by letter or telecopy.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(h), 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. INCREASE IN UNDERWRITERS' COMMITMENTS: If any Underwriter shall default at Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date and if the total number of Shares which such Underwriter shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.    INDEMNITY BY THE COMPANY AND THE UNDERWRITERS:

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished to the Company in writing through the Representative by or on behalf of any Underwriter to the Company expressly for use in the Registration Statement or the Prospectus.

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without the Company's written consent.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission contained in the Registration Statement or the Prospectus (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) in reliance upon and in conformity with information concerning the Underwriters and furnished to the Company in writing through the Representative by or on behalf of any Underwriter to the Company expressly for use in the Registration Statement or the Prospectus.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     10. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telecopy and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1521 Locust Street, Fourth Floor, Philadelphia, PA 19102.

     11. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     13. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

                               Very truly yours,

                               RESOURCE AMERICA, INC.

                               By
                                 --------------------------------------------
                                 Title:

     Accepted and agreed to as
       of the date first above
       written:

     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

     By
       ------------------------------------
       Title:

     For themselves and as Representative
     of the other Underwriters named on
     Schedule I hereto.

                                      Schedule I

                                                                Number of
Underwriter                                                       Shares
---------------------------------------------------------       ---------
Friedman, Billings, Ramsey & Co., Inc.  . . . . . . . . .
    Total . . . . . . . . . . . . . . . . . . . . . . . .
                                                                =========